Exhibit 10.19

CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. THE OMITTED PORTIONS HAVE BEEN REPLACED WITH “[***].”

MASTER SERVICES AGREEMENT
CALL HANDLING SERVICES

THIS AGREEMENT (the “Agreement”) is made effective as of this 1st day of October, (the “Effective Date”) by and between Comcast Cable Communications Management, LLC., a Delaware Limited Liability Company, with offices at 1701 JFK Boulevard Philadelphia, PA 19103-2838 ("Comcast") and Support.com, Inc., a Delaware corporation, with offices at 900 Chesapeake Drive, 2nd Floor, Redwood City, CA 94063 ("Vendor").

RECITALS

WHEREAS, Comcast provides broadband products and services in various market areas in the United States;

WHEREAS, Comcast desires to appoint Vendor on a nonexclusive basis to provide various call center and/or technology services; and

WHEREAS, Vendor is authorized and qualified to transact such business.

NOW THEREFORE, in consideration of the mutual benefits and agreements herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I

APPOINTMENT

1.1            Vendor agrees to provide customer service services to Comcast for Comcast products and services (“Comcast Products”); including various business processes and support (the “Services”). The Services are more particularly described in a statement of work (“SOW”) which specifically references this Agreement as may be executed from time to time between the parties.   In the event of a conflict between this Agreement and a SOW, the provisions contained within this Agreement shall control.

1.2            Vendor hereby accepts such appointment and agrees actively and continuously to exert its commercially reasonable efforts, on Comcast’s behalf, to provide the Services. Vendor will provide the Services during the hours of operation identified in the applicable SOW (the “Operation Hours”).

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1.3            Subject to the terms of an SOW, Comcast reserves the right to: (i) add to, alter or subtract from the Services, including, but not limited to the Operation Hours, upon thirty (30) days prior written notice to Vendor provided, however, that Vendor shall have the right to terminate this Agreement and/or any SOW affected by such change within ninety (90) days following receipt of notice of any change in Vendor’s sole discretion and (ii) perform the same or similar types of Services itself or utilizing third parties.

SECTION II

COMCAST PRODUCTS

All policies, procedures, scripts, descriptions, terms, conditions and prices utilized by Vendor for the Comcast Products shall be the policies, procedures, scripts, descriptions, terms, conditions and prices authorized by Comcast in writing or otherwise provided in writing to Vendor by Comcast.  Vendor shall not under any circumstances utilize other policies, procedures, scripts, descriptions, terms, conditions and prices for any Comcast Product without the prior written authorization of Comcast.  Comcast reserves the right to add to, alter or subtract from the Comcast Products as well as any policies, procedures, scripts, descriptions, terms or conditions related thereto upon prior written notice to Vendor.

SECTION III

INVOICING AND COMPENSATION

3.1            Comcast will pay Vendor the base compensation for the Services set forth in a SOW. In addition to the base compensation, if a SOW provides for a Bonus Rate if Vendor meets or exceeds the Service Level Target(s) (as both terms are defined in the applicable SOW) for the fiscal month, Comcast will pay Vendor additional compensation as set forth in the SOW. The Bonus Rate is determined by multiplying the achieved Bonus percentage set forth in the SOW by the Productive Hours Rate set forth in the SOW.

3.2            Vendor will provide Comcast with an itemized monthly invoice for the Services stating the Productive Hours Rate, Training Rate and Overtime Rate (to the extent such are provided for and defined in the applicable SOW), along with any other information that Comcast may request from time to time.  If applicable, invoices for Bonus Rate payments due to Vendor (the “Bonus Invoice”) shall be submitted monthly by Vendor no later than ten (10) business days after Vendor sends to Comcast Vendor’s invoice for Productive Hours, Training and Overtime Hours. Vendor shall submit all invoices to Comcast electronically in accordance with Comcast's electronic payment policies then in effect and provided to Vendor in writing from time to time or made available for review at [***].  Invoices shall be deemed received one (1) business day after proper submission in accordance with the Electronic Payment Policies.  Comcast reserves the right to reject any invoice not submitted in accordance with the Electronic Payment Policies.  Comcast has no obligation to pay any compensation to Vendor invoiced by Vendor more than six (6) months after the Services are provided, unless Vendor’s failure to invoice for such compensation results from Comcast’s failure to comply with Section 5.6 of this Agreement.

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3.3            All undisputed charges shall be payable within [***] days of Comcast’s receipt, subject to Comcast’s review and verification of Vendor’s invoice and Bonus Invoice.  In the event that Comcast disputes any charges on a Vendor’s invoice or Bonus Invoice, Comcast shall provide to Vendor in writing the amounts of the charges in dispute along with a brief description of the basis for the dispute.  Comcast and Vendor shall each act in good faith and use commercially reasonable efforts to promptly resolve such disputed charges.

3.4            Vendor represents that the prices, terms, warranties, and benefits contained in this Agreement or any SOW are equal to or better than those offered to any other comparable customer of Vendor’s with the same or similar Services with the same or similar quantities and contractual obligations.  If Vendor offers services or goods to any other customer, purchasing substantially similar or less quantity or volume of such services or goods than Comcast, at a lower price, more favorable terms, more favorable warranties, or more favorable benefits during the term of this Agreement, Comcast shall receive such terms, warranties or benefit prospectively and retrospectively.  Upon request by Comcast, an officer of Vendor shall certify that Vendor is in compliance with this Section 3.

3.5            The amounts to be paid by Comcast under this Agreement do not include any state, provincial or local sales and use taxes, however designated, which may be levied or assessed on the Services.  With respect to such taxes, Comcast will either furnish Vendor with an appropriate exemption certificate on a timely basis or pay to Vendor, upon presentation of invoices therefore, such amounts as Vendor may by law be required to collect or pay, provided that Vendor will use reasonable efforts to minimize the amount of any such tax.  Comcast shall have no obligation to Vendor with respect to other taxes, including, but not limited to, those taxes relating to Vendor’s net or gross income or revenue, license, occupation, or real or personal property.

SECTION IV

DUTIES OF VENDOR

4.1            Vendor shall provide the Services on a continuing basis throughout the term of this Agreement and as set forth in a SOW and shall diligently perform all other duties that are required to be performed hereunder or as set forth in a SOW. Vendor agrees to meet service level commitments set forth in a SOW.

4.2            Vendor shall comply with all laws, rules and regulations governing its activities and which are applicable to the Services.

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4.3            Vendor shall provide a data file to Comcast, on a daily basis of customers who have requested to be placed on a Do Not Call List.  Comcast shall incorporate the information obtained from the file into the appropriate subscriber management databases.

4.4            Vendor shall maintain complete and accurate records with respect to its activities hereunder in accordance with all applicable laws, rules, and regulations as well as with the terms and conditions of this Agreement and/or any SOW.  Without limiting the generality of the foregoing, Vendor shall maintain throughout the Term of this Agreement and for a period not less than two (2) years thereafter:  (i) all advertising, brochures, scripts, promotional and call handling materials that are substantially different than those provided by Comcast and (ii) the name and the last known address and phone number for all current and former employees directly involved in performing Vendor’s obligations pursuant to this Agreement.  Further, Vendor shall provide to Comcast its Federal Taxpayer Identification Number (or equivalent), State Identification Number (or equivalent) and such other information specified in a SOW.

4.5            No Vendor customer service representatives (“CSRs”), supervisors or other personnel dedicated to providing Services to Comcast customers shall perform any work for any other telecommunications provider who is a customer of Vendor during the Term of this Agreement. Vendor agrees that during the Term of this Agreement, it will not solicit any employee of Comcast for the express intent of employment with Vendor, provided that nothing herein shall prohibit any general advertisement for employment opportunities, which is not specifically targeted at any particular employee.

4.6            In exercising its rights and performing its obligations under this Agreement or any SOW, Vendor shall conduct its business and represent Comcast in a professional, ethical, legal and businesslike manner.  Vendor agrees that it will:  (i) utilize only competent personnel; (ii) conduct its operations at all times in such a manner that its actions or the actions of its personnel will not jeopardize Comcast’s and its parent’s, affiliates’ and subsidiaries respective relationships with governmental authorities, communities in which Comcast or Vendor operates and with Comcast’s actual and potential customers; and (iii) ensure that personnel maintain a polite, cooperative manner when dealing with any and all prospective and actual customers.  Comcast shall have the right for any reason, not inconsistent with applicable laws, rules or regulations, to request that Vendor discontinue using any person or persons for the Services. Any such request shall be fulfilled to the best of Vendor’s ability immediately upon receipt of Comcast's written notice to Vendor.  Vendor shall not furnish such person(s) so removed to perform the Services, without the prior written consent of Comcast.

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4.7            Vendor shall implement and comply with Security Protocols established by Comcast and attached hereto as Exhibit A.  Upon reasonable prior notice, Comcast may audit Vendor for compliance with the Security Protocols.  Any cost of audit shall be borne by Comcast, except in the event that a material breach of the Security Protocols is discovered during any audit, Vendor shall reimburse Comcast for the reasonable costs incurred in performing such audit.  Comcast reserves the right to amend such Security Protocols from time to time as deemed necessary in its sole discretion, provided that Vendor shall have thirty (30) days from the date Comcast notifies Vendor of such change to either: (i) implement changes; or (ii) if such changes would result in substantial costs to Vendor or would otherwise adversely impact the provision of Services by Vendor hereunder, contact Comcast in order for the parties to discuss and mutually resolve such requested changes.  Any failure to comply with Security Protocols (or amended Security Protocols, after such thirty (30) day period) shall be deemed a material breach of this Agreement, giving rise to Comcast’s right to immediately terminate this Agreement in its sole discretion without notice or opportunity to cure.  The parties agree that it may be difficult, if not impossible, to determine damages in the event of a material breach of the Security Protocols.  Vendor agrees to pay as liquidated damages, and not as a penalty, an amount equal to [***], in the event any material breach of the Security Protocols occurs.  Such amount shall be in addition to any other obligation of Vendor, including, but not limited to, the indemnification obligations set forth in Section VI below, entitled “Indemnification, Limitation of Liability.”  The parties agree that this amount is reasonable and commensurate with the anticipated loss to Comcast resulting from such breach and is agreed to as a fee, not a penalty.

4.8            Vendor agrees to secure and maintain, at its sole cost and expense:

(i)            Commercial General Liability Insurance for damage claims due to bodily injury (including death), or property damage caused by or arising from acts or omissions of Vendor with limits of no less than one million dollars ($1,000,000.00) per occurrence and two million dollars ($2,000,000.00) annual aggregate.  Coverage is to include coverage for personal and advertising liability and contractual liability;

(ii)          Workers’ Compensation insurance in compliance with all statutory requirements;

(iii)         Errors and Omissions liability insurance with limits of no less than one million dollars ($1,000,000.00) per claim and three million dollars ($3,000,000.00) annual aggregate;

(iv)         Cyber-Liability, e-commerce liability or media professional liability insurance with limits of no less than one million dollars ($1,000,000.00) per occurrence and three million dollars ($3,000,000.00) annual aggregate; and

(v)          Umbrella Liability insurance with limits of no less than five million dollars ($5,000,000.00) per occurrence and five million dollars ($5,000,000.00) annual aggregate.

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(vi)        Crime insurance, including third party Crime with limits of no less than one million dollars ($1,000,000) per occurrence.

(a)            Vendor shall name Comcast and its parent, subsidiaries, affiliates, and assigns, and their respective directors, officers, employees, and agents, and any other party reasonably required by Comcast, as additional insured on all such General Liability policies.  All policies shall be written with an insurance company licensed to do business in the state where services are provided, and having an AM Best rating of no less than A- VIII.  Vendor shall provide thirty (30) days prior written notice of cancellation or material changes to any required policy.  Maintenance of the foregoing insurance will in no way be interpreted as relieving Vendor of any responsibility whatsoever under this Agreement with respect to liability or indemnification.

(b)            Vendor will provide to the notice address named herein, no later than ten (10) days before commencing work hereunder, and prior to the expiration of each policy, a certificate or certificates evidencing the insurance coverage and endorsements required herein.  The acceptance or failure to reject any such certificate shall not constitute a waiver by Comcast of the requirements herein.  Should Vendor fail to provide acceptable proof of the required insurance, Comcast shall have the right, but not the obligation, to withhold all payment until proof of the required insurance is provided, or terminate this Agreement immediately upon written notice to Vendor.

4.9       Vendor shall cause a Background Check (as defined below) to be completed on all personnel assigned by Vendor to provide Services hereunder prior to the date such Services commence and shall not assign personnel to provide Services hereunder if the results of any Background Check, or Vendor’s actual knowledge, indicate that such personnel may pose a risk to Comcast property, employees, subscribers or Comcast Proprietary Information.   The parties understand and agree that the nature of the information that Vendor personnel may access, as well as the requirements of applicable law, may change from time-to-time, and in such cases, the parties will work together in good faith to modify this Section 4.9 and/or the applicable SOW to address any such changes.  Notwithstanding the performance of any Background Check, Vendor shall be legally responsible for all acts of its personnel.  For purposes of this Section 4.9, a “Background Check” means a background investigation performed by an agency in good standing with the National Association of Professional Background Screeners, and shall include, but not be limited to, a check of felony and misdemeanor criminal convictions (federal, state and county) for at least the immediately preceding seven (7) year period, as well as searches of the national terrorist watch list and relevant national and state sex offender registries.     At all times while performing Services, Vendor personnel shall not (a) possess, distribute, manufacture or use any illicit drug; (b) consume or possess alcohol; (c) possess any prescription drug for any person other than the person for whom the drug is prescribed (or a member of such person’s household) or abuse any prescribed drug; or (d) perform Services under the influence of alcohol and/or illicit drugs.

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4.10            Except as otherwise set forth in this Agreement or a SOW, Vendor is solely responsible for furnishing all equipment, software, systems, tools, documentation, licenses, permits, approvals, supplies and other tangible and intangible items necessary to provide the Services and perform its obligations under this Agreement.

4.11            Vendor will monitor and record its compliance with the Service Level Guarantees (as defined in an applicable SOW) on an on-going basis throughout the Term of this Agreement. Vendor shall use a Comcast approved (or if made available to Vendor by Comcast, a Comcast supplied monitoring tool (e.g., Click2Coach, Witness, or NICE)) that is equipped to monitor calls with both voice and screen capture.  Vendor shall conduct periodic support reviews with Comcast upon the prior written request of Comcast.

4.12            Vendor shall provide Comcast with unimpeded password protected remote access to Vendor’s monitoring tools (e.g., tools used to monitor to Vendor’s personnel performing the Services on a random basis and/or to review electronic responses on a random basis, including, but, not limited to, remote monitoring of all live calls to all toll free numbers Comcast sends to Vendor) prior to Vendor commencing to provide the Services. Vendor shall ensure that the remote monitoring capability provided to Comcast complies with applicable State and Federal laws. Comcast reserves the right to audit Vendor’s performance of this Agreement and the Services by whatever means Comcast deems appropriate with or without notice to Vendor, including, but not limited to, customer surveys, monitoring calls and/or other work related activities (either onsite or remotely) provided as a part of the Services to the extent permitted under applicable law and, in the case of financial audits, on thirty (30) days written notice. Comcast may utilize Comcast personnel or third parties to conduct such audits, which shall be at Comcast’s expense. If requested by Comcast, Vendor will provide Comcast with copies of all records of Vendor’s performance of the Services, including, but not limited to, phone records, reports and such other information and records in the format requested by Comcast.

4.13            Vendor agrees to maintain dedicated quality assurance staff focused on monitoring the customer quality experience and ensuring Vendor is adhering to Comcast's Quality Support Guidelines.  As used herein, "Comcast Quality Support Guidelines" are a Comcast developed set of defined behaviors and performance criteria to which all CSRs are measured regarding their interaction with Comcast customers or prospective customers from a quality perspective.   Vendor will perform [***] evaluations per CSR per month.   Vendor’s quality assurance staff will assess CSR and supervisor evaluations and identify calibration gaps.  If gaps are identified, the quality assurance staff will develop corrective action plans to eliminate the identified gap(s).

4.14            Vendor will equip the facilities where the Services are performed (excluding the facilities of Vendor’s work from home personnel, the “Designated Facilities”) to Comcast’s general architecture specifications for the Services as set forth in Exhibit C Technical Requirements attached hereto.  Vendor’s CSR desktops (including those of Vendor’s work from home CSRs) shall comply with Exhibit C –Technical Requirements.  Comcast shall have the right to review all Designated Facilities used in providing the Services, including, but not limited to, all devices, equipment, ports, circuits, network bandwidth and any perform other technical and system review(s) upon two (2) business days written notice to Vendor.

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(a)            Vendor’s personnel performing the Services will connect to Comcast’s telecommunications services, virtual desktop systems, and customer care tools, via dedicated circuit path between the party’s networks. The network design should allow Vendor’s traffic to traverse a primary path but be capable of failing over to a secondary path in the event of a circuit outage on the primary path as set forth in Exhibit D -Telecommunications Requirements attached hereto.  The dedicated circuits will be acquired by Vendor, at Comcast’s cost, from at least two diverse providers with sufficient bandwidth to support the specified number of seats at the Designated Facilities.  Subject to mutual agreement and specified in the applicable SOW, these dedicated circuits will be procured and managed by either Vendor or Comcast.  Unless otherwise set forth in the SOW, Comcast shall not be responsible to reimburse Vendor for losses due to downtime of either dedicated circuit resulting in Vendor’s personnel not being able to perform Services.

(b)            Vendor shall provide USB headsets for Vendor personnel who require the use of a telephone to provide the Services.

(c)            Vendor’s workstations shall meet minimum workstation hardware requirements, operating system and software requirements as specified below and as otherwise set forth in the applicable SOW which are subject to change, pursuant to the Change Management process set forth in Section 12 of the applicable SOW

Workstation Requirements:

•	Core Intel i5 processor with 4GB of RAM or equivalent with a 80GB 7200 RPM SATA hard drive and integrated Intel video with integrated audio
•	Windows XP Professional operating system or higher
•	17-19” Dell LCD display (or its equivalent).

(d)            Any request by Vendor or Comcast to change network or Internet connectivity must be communicated to the other party in writing for approval a minimum of thirty (30) days prior to the requested date of change.  If such request if made by Vendor, Comcast may, at its sole discretion, decline the change request or require additional changes to the request.  Any change to network or Internet connectivity shall be planned and executed in a coordinated way, so as eliminate or minimize downtime of the Services Any Services.

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4.15            In the event of the termination or expiration of a SOW, Vendor shall, at Vendor’s cost, return to Comcast all Comcast Equipment (as defined below), and all other tangible or intangible items of Comcast then in Vendor’s possession or control within ten (10) days of such termination or expiration, unless the Comcast Equipment, tangible or intangible items are being used by Vendor to provide Services under another SOW, in which case such Comcast Equipment, tangible or intangible items may be retained by Vendor until the expiration or termination of such SOW.  Comcast Equipment shall be returned via a major carrier and with insurance equal to the current market value (as supplied by Comcast). Vendor shall provide Comcast with the shipment tracking numbers upon shipment.  Any Comcast Equipment which is damaged, lost, stolen or otherwise missing will be billed to Vendor at the full replacement value.

4.16            Vendor will maintain the network and server operating systems to industry standard patch levels.

4.17            Vendor shall meet or exceed the following: (i) [***] telecommunications availability, (ii) [***] Internet availability and (iii) [***] local area network (“LAN”) availability as measured on a monthly basis (collectively, the “Network Service Levels”). In the event that Vendor’s owned and operated network facilities do not meet the [***] uptime and availability requirements, Vendor shall provide in such report details regarding how such uptime and availability will be met.

(a)            Voice and data quality over Vendor’s owned and operated network facilities shall at a minimum meet the relevant industry quality standards.

(b)            Within ten (10) days after the end of each calendar quarter, Vendor shall provide to Comcast a report that sets forth the service level metrics of its telecommunications/internet suppliers for the calendar quarter.

(c)            With respect to the infrastructure related to each Network Service Level, Comcast shall be entitled to do a site audit of Vendor’s architecture upon at least twenty-four (24) hours prior notice to Vendor.  Changes to any infrastructure architecture related to the Network Service Levels must be communicated to and approved by Comcast in advance of the changes so as to ensure Comcast adequate time to prepare for the change in infrastructure.  Vendor shall notify Comcast: (i) at least two (2) weeks in advance of any scheduled maintenance related to the network facility or Vendor’s telecommunications infrastructure with a plan and such maintenance shall be subject to the reasonable approval of Comcast and (ii) immediately, in the case of emergency maintenance.    Any Productive Hours or other Vendor compensation lost due to maintenance of Vendor’s systems shall not be billable to Comcast.  Vendor shall supply a quarterly review and plan for addressing any issues related to the Network Service Levels.  Vendor will provide Comcast with monthly reports on Vendor’s metrics related to the Network Service Levels.

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4.18            Vendor will provide a dedicated training staff, training facilities and training materials. Vendor will provide adequate trainer staffing levels to meet the training needs of Vendor personnel providing the Services, as determined by Vendor. Vendor shall ensure that all individuals responsible for training Vendor’s personnel to perform the Services have been properly trained in the performance of the Services.  Unless otherwise set forth in a SOW, Vendor shall be responsible for developing, managing, and maintaining all aspects of Vendor’s training curriculum, including the development, management and maintenance of training materials, and the training of  its personnel. Comcast shall have the right to review and approve the content of all training curriculum and materials prior to its use by Vendor.  Comcast shall have the right, at its sole discretion, to observe any training class for Vendor personnel providing the Services.

4.19            Vendor will appoint a primary relationship manager and a backup to manage the relationship established by this Agreement (the “Vendor Relationship Manager”).  The Vendor Relationship Manager will:  (i) have overall managerial responsibility for the Services; (ii) attend Comcast  executive level meetings and planning sessions as requested by Comcast; (iii) serve as Vendor’s primary liaison with Comcast’s Relationship Manager; and (iv) coordinate, oversee, and monitor Vendor’s performance of the Services with the applicable Vendor managers responsible for such performance.  The Vendor Relationship Manager will be responsible for the set up and maintenance of Comcast’s branding collateral, as provided by Comcast, in specified areas of the Designated Facilities.

4.20            Vendor will appoint a technical account manager and a backup to oversee the technology required to support the Services (the “Technical Account Manager”).  The Technical Account Manager will:  (i) have overall managerial responsibility for Vendor’s technology; and (ii) serve as the primary liaison to Comcast as to the Vendor’s technology with Vendor Relationship Manager.  Promptly following the Effective Date, each party shall provide the other party with the name, telephone number, facsimile number and electronic mail address of their respective Relationship Managers.  In addition to any notice requirements set forth in this Agreement, all significant communications relating to this Agreement will be directed to Relationship Managers for each party.  Either party may change their Relationship Managers at any time during the term of this Agreement by notifying the other party of such change.

4.21            Key Vendor Personnel means Vendor’s employees in key positions that are deemed by Comcast to be critical to the success of the Services including: Trainer(s), Quality Analyst(s), Workforce Management personnel, Development Lead(s), and Operations Manager(s).  Vendor shall assign Key Vendor Personnel to support the Services during the term of a SOW.  Vendor may replace Key Vendor Personnel without providing Comcast with prior notice provided that the replacement has the same skill sets in all material respects as the Key Vendor Personnel being replaced. Comcast shall have the right to review the resume of such new Key Vendor Personnel.  Comcast will not be charged for any time necessary to train replacement Key Vendor Personnel.

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4.22             Vendor shall ensure skilled network facility repair personnel are available 7 days a week, 24 hours a day, 365 days a year to manage of Vendor’s network facilities (the “Network Personnel”).  The Network Personnel shall have detailed knowledge of all systems used by Vendor to provide the Services and be capable of providing support and information to identify and resolve issues related to the Vendor’s network facilities.  Network Personnel shall be on duty thirty (30) minutes prior to the start of the Operation Hours (as defined in the applicable SOW) until thirty (30) minutes after the end of the Operation Hours as well as during any installation or maintenance of Vendor’s network facilities.  Vendor shall provide Comcast with information regarding an outage of Vendor’s network facilities as soon as such information is available, including, but not limited to, the anticipated timeframe for resolution of the outage.   Vendor shall provide the name, telephone number, facsimile number and electronic mail address of Vendor contacts to whom any telecommunications or network outage or latency problems are to be directed.

4.23            Vendor agrees to provide Comcast with daily, weekly and/or monthly report(s) of its performance under this Agreement in a format acceptable to Comcast, including, but not limited to, all reports listed in the applicable SOW.  The parties agree to meet on a quarterly basis during the term of this Agreement at a time and location determined by Comcast to review and discuss the performance of this Agreement and related matters such as planning, forecasting, new services and such other matters as Comcast deems appropriate. Any Vendor action items from such meetings must be followed-up on within seventy-two (72) hours, unless otherwise agreed to by Comcast. In addition to the reports set forth herein, Vendor will supply Comcast with a complete post mortem within twenty-four (24) hours following any outage resulting in a loss of 150 or more Productive Hours.

4.24            Vendor shall cause all its personnel with access to information contained in Comcast’s billing systems to complete the appropriate form attached hereto as Exhibit E.  Vendor shall retain such forms and shall submit the Contractor CPNI Certification form attached hereto as Exhibit F within thirty (30) days of the date of Vendors execution of this Agreement.  Thereafter, the Vendor shall submit the Contractor CPNI Certification form as new Vendor personnel are provided with access to Comcast’s billing systems.

SECTION V

DUTIES OF COMCAST

5.1            Comcast shall pay Vendor for its performance of the Services, pursuant to Section III.

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5.2            Comcast shall comply with all laws, rules and regulations governing its activities under this Agreement.

5.3            Comcast shall keep Vendor informed of the descriptions, prices, terms and conditions under which the Comcast Products shall be provided, and Comcast shall review and approve/disapprove all scripts and other sales and marketing materials developed by Vendor on a timely basis.

5.4       Comcast shall invoice or arrange to invoice customers obtained by Vendor for the Comcast Products.  Vendor shall have no right or obligation to bill or to collect any payments from actual or potential customers for Comcast Products, nor shall Vendor so bill and/or collect.  Should Vendor receive any payments for Comcast Products hereunder directly from a customer, Vendor shall immediately tender such payments to Comcast.

5.5            Comcast agrees that during the Term of this Agreement that it will not solicit any employee of Vendor for the express intent of employment with Comcast, provided that nothing herein shall prohibit any general advertisement for employment opportunities, which is not specifically targeted at any particular employee.

5.6            Comcast shall provide and maintain the Comcast online information systems, equipment and software necessary to provide the Services, including invoicing, as determined by Comcast  (the “Comcast Equipment“) including: Comtrac, Einstein, Grand Slam, Agent Dash Board, Offer Management Tool, Links to relevant reporting tools, Outage Board, Rate Guide, Pinnacle, OCR Tool, Quality Assurance reporting portal, TTS, Einstein, and Cafe. The Comcast Equipment shall not include the equipment or software which Vendor is required to provide under this Agreement or a SOW. Vendor will provide Comcast with an estimate of all costs associated with software and/or hardware to be paid for by Comcast, if applicable. Comcast shall respond within five (5) business days of receiving the estimate. If Vendor does not receive a response within five (5) business days such estimate shall be deemed denied.  Vendor shall not purchase any such software and/or hardware without the prior written approval from Comcast. Comcast shall retain title to Comcast Equipment at all times. Vendor shall not create or permit to be created any liens or encumbrances on Comcast Equipment. Comcast shall be responsible for providing and maintaining all equipment within Comcast’s firewall as it relates to providing connectivity for Vendor’s workstation infrastructure including, but not limited to, the network, servers, routers, hubs, data service units, and network information servers necessary to perform the Services.

5.7            If the Comcast Equipment is defective, Comcast, at its expense, shall repair or replace the defective Comcast Equipment; provided, however; this shall not apply to any Comcast Equipment that has been lost or damaged because of misuse, disaster (including, but not limited to, fire, flood, or earthquake) or theft while in the possession of the Vendor.  In the event Comcast repairs or replaces such lost or damaged Comcast Equipment, Vendor shall pay the full replacement cost within thirty (30) days of the date of receipt of Comcast’s invoice.

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5.8            If applicable to an SOW, Comcast shall provide Vendor with sixty (60) days advance written notice of the Service Level Targets (as defined in the SOW) for each fiscal month, other than Line Adherence, which shall be as specified in the SOW.

5.9            Promptly following the Effective Date, Comcast shall provide Vendor with a master copy of relevant documentation and materials for the Comcast Products as applicable to the Services. Alternatively, Comcast may provide such information electronically. Vendor may copy and circulate copies of such materials to its personnel who will be performing the Services provided it preserves the intellectual property marks or confidentiality marks contained on such materials.  Vendor shall cease the use of and return the master copy and any and all copies of such documentation and materials to Comcast upon the termination of this Agreement as well as those materials developed by Vendor specific to the Services containing Comcast Proprietary Information.

5.10            Comcast will appoint at least one relationship manager to manage the relationship with the Vendor established by this Agreement (the “Comcast Relationship Manager”). The Comcast Relationship Manager will:  (i) have overall managerial responsibility for Comcast’s responsibilities under this Agreement; and (ii) serve as the primary liaison with Vendor Relationship Manager.

SECTION VI

INDEMNIFICATION, LIMITATION OF LIABILITY

6.1            Vendor will indemnify and hold Comcast and its respective partners, directors, officers, agents and employees (the “Indemnities”) harmless from and against all claims, demands suits, proceedings, damages, costs, expenses, liabilities (including, without limitation, reasonable legal fees) or causes of action of third parties (collectively, “Liabilities”) brought against or incurred by any Indemnitee for: (i) injury to persons (including physical or mental injury, libel, slander and death); (ii) loss or damage to property; (iii) violations of applicable laws, applicable permits, codes, ordinances or regulations by Vendor; (iv) damages arising from a data security breach involving  Vendor’s local network environment; or (v) any claims arising out of or in connection with Vendor’s obligation pursuant to this Agreement or any other liability, resulting from the negligence or willful misconduct of Vendor, its officers, agents, employees, or subcontractors in the performance of this Agreement.  If Vendor and Comcast jointly cause such Liabilities, the parties will share the liability in proportion to their respective degree of causal responsibility.  Comcast will indemnify and hold Vendor and its respective partners, directors, officers, agents and employees harmless from and against all claims, demands, suits, proceedings, damages, costs, expenses, liabilities (including without limitation, reasonable legal fees) or causes of action (collectively, “Liabilities”) brought against or incurred by Vendor for: (i) any claims arising out of or in connection with Comcast’s obligation pursuant to this Agreement or any other liability resulting from the negligence or willful misconduct of Comcast, its officers, agents or employees in the performance of this Agreement.

COMCAST AND SUPPORT.COM CONFIDENTIAL

6.2           Notwithstanding anything in this Agreement to the contrary, if a Fine (as defined below) is charged or owed due to Vendor’s failure to make the PCI Environment (as defined below) PCI Compliant as set forth in Exhibit A, Vendor will indemnify, defend, and hold Comcast harmless from and against such Fine.  If a Fine is charged or owed due in material part to Comcast, including Comcast’s hardware, software, network (excluding the services provided by another service provider/vendor), Vendor will have no indemnity obligations related to such Fine, provided that Vendor has notified Comcast that it is unable to be PCI Complaint due to Comcast prior to the assessment of such Fine.  If a Fine is charged or owed partially due to Vendor’s failure to make the PCI Environment PCI Compliant, Vendor shall only be liable for Vendor’s proportionate amount of such Fine as determined based on any specific percentage attribution of causation determined by the entity charging, determining, or owed the Fine, or if no such attribution is specified, on a pro rata basis between Vendor and the other parties identified as responsible for such failure. A “Fine” shall mean any administrative or breach based fines or penalties levied against Comcast specifically for its failure to be PCI compliant.  “PCI Environment” shall mean any Vendor systems that have, or substantially support Vendor systems which have, cardholder data.

6.3            EXCEPT FOR DAMAGES RESULTING FROM A PARTY’S (1) GROSS NEGLIGENCE, INTENTIONAL ACTS, CRIMINAL OR FRAUDULENT ACTS OR (2) A PARTY’S OBLIGATION TO INDEMNFIFY THE OTHER PARTY HEREUNDER, OR (3) A PARTY’S BREACH OF SECTION X (RELATING TO CONFIDENTIALITY) OF THIS AGREEMENT (IN EACH CASE, WITH RESPECT TO WHICH THESE LIMITATIONS SHALL NOT APPLY), UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (WHETHER BASED IN CONTRACT, TORT, OR OTHER LEGAL OR EQUITABLE GROUNDS) FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), INCLUDING BUT NOT LIMITED TO, LOSS REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.  EXCEPT FOR DAMAGES RESULTING FROM A PARTY’S (1) BREACH OF PAYMENT OBLIGATIONS IN RELATION TO FEES DUE, (2) A PARTY’S OBLIGATION TO INDEMNFIFY THE OTHER PARTY HEREUNDER, OR (3) A PARTY’S BREACH OF SECTION X (RELATING TO CONFIDENTIALITY) OF THIS AGREEMENT (IN EACH CASE, WITH RESPECT TO WHICH THESE LIMITATIONS SHALL NOT APPLY), UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (WHETHER BASED IN CONTRACT, TORT, OR OTHER LEGAL OR EQUITABLE GROUNDS) FOR DIRECT DAMAGES ARISING OUT OF THIS AGREEMENT IN EXCESS OF FIFTEEN MILLION DOLLARS ($15,000,000).

COMCAST AND SUPPORT.COM CONFIDENTIAL

SECTION VII

EXPENSES

Except as otherwise provided in this Agreement, a SOW or as otherwise agreed to in writing by the parties, Comcast shall be responsible for all expenses incurred by Comcast in the performance of Comcast's obligations under this Agreement and/or SOW. Vendor shall be responsible for all costs and expenses arising out of or relating to the provision of the Services and all other resources required for Vendor to perform its obligations under this Agreement or a SOW.

SECTION VIII

TRADEMARKS AND SERVICE MARKS

8.1            Except as expressly provided in Section 8.2, Vendor shall not be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to the use of the name “Comcast,” the Comcast service marks, or in or to any trademark or service mark now or hereafter owned by or used by Comcast or any parent, subsidiary or affiliate thereof (the “Marks”).

8.2            Vendor shall not use the Marks in its business, trade or corporate name without the express written consent of Comcast.  To the extent that this Agreement expressly authorizes use of such Marks, such use by Vendor is permitted solely for purposes of the Vendor’s performance of its obligations under this Agreement, and such Marks may not, in any instance, be used to promote the services of Vendor or of any provider of products or services other than Comcast.

8.3            Immediately upon termination of this Agreement, Vendor will turn over to Comcast any materials using any Mark, unless Comcast has consented to ongoing use by the Vendor of such Marks pursuant to a separate agreement.

SECTION IX

INVENTION AND PATENT RIGHTS

9.1            Neither party shall be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to any design, invention, improvement, process, methodology, ideas, know-how, techniques or system now or hereafter embodied in any Comcast Product or in any hardware, software or middleware provided by a party to the other party, whether or not such design, invention, improvement, process or system is patented or patentable under the laws of any country.

COMCAST AND SUPPORT.COM CONFIDENTIAL

9.2            Comcast shall have the right to negotiate the right to use (by ownership, license or otherwise) for itself and any of its subsidiaries or affiliates any customer service systems and any other system, process, tool, method, procedure or information used specifically by Vendor in connection with providing the Services, but excluding Vendor’s underlying systems or intellectual property utilized therein, on terms reasonably acceptable to Comcast and Vendor.

SECTION X

PROPRIETARY INFORMATION, NONDISCLOSURE AND PUBLICITY

10.1        Both parties agree that all information furnished to it by the other party which is identified as being proprietary or confidential or which the receiving party knows or has reason to know is confidential, trade secret or proprietary information (the "Proprietary Information") is to be treated in a confidential manner and shall remain the sole and exclusive property of the providing party.  Proprietary Information may not be directly or indirectly disseminated to any third party without the prior written consent of the disclosing party; provided, however, that the receiving party may disclose the same to its employees and subcontractors that have a need to know because of their involvement in this Agreement and have agreed to maintain the confidential nature of the Proprietary Information.  Both parties acknowledge that the Proprietary Information of the other party is a valuable asset of the disclosing party, that any unauthorized disclosure or use thereof may cause irreparable harm and loss, that monetary damages may not be sufficient to compensate, and that injunctive relief is an appropriate remedy to prevent any actual or threatened unauthorized use or disclosure of the Proprietary Information.  Without limiting the foregoing, the terms and conditions of this Agreement are Proprietary Information.   Both parties shall return any copies of Proprietary Information to the disclosing party upon the request of the disclosing party and upon the termination or expiration of this Agreement.

10.2         The confidentiality and non-disclosure obligations set forth herein do not apply to any portion of the Proprietary Information that (i) is or becomes public knowledge through no fault of the  receiving party; (ii) is disclosed to the  receiving party without a restriction on disclosure by a third party that has the lawful right to disclose the same; or (iii) is required to be disclosed by  the receiving party pursuant to a lawful and formal request of a governmental or regulatory authority (so long  the receiving party provides  the disclosing party with prior written notice of such governmental or regulatory request and a reasonable opportunity under the circumstances to contest such request).

10.3         Neither party shall use any confidential information belonging to a third party in furtherance of their obligations hereunder, unless otherwise authorized by that third party.

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10.4         Vendor shall not use any trademark, service mark, trade name, or other name or logo of Comcast in any advertising or publicity and shall not issue any public statement concerning this Agreement or the Services rendered hereunder without the prior written consent of Comcast.  Notwithstanding any other provision of this Agreement, Vendor may disclose such information as may be expressly required under applicable law without such consent from Comcast, provided that Vendor promptly (prior to such disclosure to the extent possible) notifies Comcast in writing of any such disclosure required by law, including any notices received by Vendor requiring such disclosure. Further, Vendor may disclose the existence of this Agreement and discuss non-confidential information, including qualitative information customarily discussed by public companies in relation to material agreements and large customers, in its public releases and filings required by the Security Exchange Commission, and investor relations and corporate communications.

10.5         Vendor hereby acknowledges that Comcast has a special responsibility under the law to keep personally identifiable information of its customers (“PII”) private and confidential.  PII is subject to the subscriber privacy protections set forth in Section 631 of the Cable Communications Policy Act of 1984, as amended (47 USC Sec. 551), as well as other applicable federal and state laws.  Vendor agrees that it shall use such information in strict compliance with Section 631, all other applicable laws governing the use, collection, disclosure and storage of such information, and the protocols set forth hereunder.  In addition to and without limiting the foregoing, in no event shall Vendor use, disclose or in any way provide personally identifiable information of a customer in violation of 47 USC 551 (as amended and supplemented, “Section 551”) and Vendor further agrees to comply with all requirements and provisions of Section 551.  The provisions of this Section 10 shall survive the expiration or termination of this Agreement.

SECTION XI

END USER, END USER INFORMATION AND CROSS-MARKETING

11.1        All actual customers who contact Vendor concerning the Comcast Products are customers of Comcast and not customers of Vendor.  Vendor hereby agrees that Comcast holds all title, right, possession in its customers and that no such title, right, possession and dominion shall pass to Vendor hereunder.

11.2        All customer information, including, but not limited to, customer names, addresses, telephone numbers, email addresses, service selections and the like, shall constitute Comcast Proprietary Information, regardless of whether or not such information is specifically identified as such.  Vendor shall use such customer information for no other purpose or purposes other than those expressly authorized in this Agreement or a SOW.

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11.3         Vendor, its affiliates and subsidiaries, and their respective employees and agents, hereby agree that they shall not directly or indirectly induce, influence or suggest that any actual or prospective Comcast customer purchase, contract for, or switch to any non-Comcast product or service.  Comcast shall have the right to enforce this Section XI by obtaining an injunction or specific performance from any court of competent jurisdiction.  Additionally, if Vendor its affiliates and subsidiaries, and their respective employees and agents or its subcontractors violates this Section XI, Comcast, in addition to the right to terminate the Agreement pursuant to Section XII, shall be entitled to recover reasonable attorneys' fees in redressing said breach.  The provisions of this Section XI shall survive the termination of this Agreement.  The remedies set forth herein are cumulative and are in addition to, and not in limitation of, other remedies available at law or in equity.  None of the remedies specified in this Section XI for any default or breach of this Agreement shall be exclusive.

SECTION XII

TERM AND TERMINATION

12.1        The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect thereafter until December 31, 2014 unless terminated earlier in accordance with this Agreement (the “Initial Term”).  The Agreement shall automatically renew for additional one (1) year periods (each a “Renewal Term”) unless written notification of cancellation is provided by either party no less than sixty (60) days prior to the termination of the then current Term.  The Initial Term and the Renewal Term, if any, are collectively the “Term.”

12.2         Comcast may, at its election, terminate this Agreement and/or any SOW without cause on ninety (90) days written notice to Vendor.

12.3         Comcast may, at its election, terminate this Agreement and/or any SOW immediately if an order by any court or governmental authority with proper jurisdiction deems the activities of either party to be in conflict with an applicable law, rule or regulation, if Comcast loses any authorization, franchise or permit necessary to provide the Comcast Products, or if Comcast ceases to provide such Comcast Products.

12.4         Comcast may, at its election, terminate this Agreement, and/or any SOW if a material breach by Vendor occurs, and such material breach continues for a period of thirty (30) days after written notice from Comcast to Vendor specifying the breach.

12.5        Vendor may, at its election, terminate this Agreement and/or any SOW if a material breach by Comcast occurs, and such material breach continues for a period of thirty (30) days after written notice from Vendor to Comcast specifying the breach.

12.6        Comcast may, at its election, terminate this Agreement and/or any SOW  if Vendor becomes insolvent or makes an assignment for the benefit of its creditors, or if a committee of creditors or other representative is appointed to represent its business, or if a voluntary or involuntary petition under any section of a bankruptcy or similar act shall be filed by or against the Vendor and the Vendor fails to discharge the petition or to obtain dismissal of the petition within ten (10) days following the appointment of such committee or representative.

COMCAST AND SUPPORT.COM CONFIDENTIAL

12.7         Vendor may, at its election, terminate this Agreement and/or any SOW if Comcast becomes insolvent or makes an assignment for the benefit of its creditors, or if a committee of creditors or other representative is appointed to represent its business, or if a voluntary or involuntary petition under any section of a bankruptcy or similar act shall be filed by or against Comcast and Comcast fails to discharge the petition or obtain dismissal of the petition within ten (10) days following the appointment of such committee or representative.

12.8         Except as expressly set forth in this Agreement, no termination of this Agreement and/or any SOW shall affect any accrued rights or obligations of either party as of the effective date of such termination, nor shall it affect any rights or obligations of either party which are intended by the parties to survive any such termination. Any remedies set forth in this Agreement for a termination by Comcast due to breach of this Agreement by Vendor are cumulative and are in addition to, and not in limitation of, other remedies available at law or in equity.  None of the remedies specified in this Agreement for any default or breach of this Agreement shall be exclusive, unless expressly set forth in this Agreement.

12.9        In connection with any termination or non-renewal of this Agreement or a SOW, Vendor agrees to assist Comcast with a smooth and efficient transition of the Services to a third party designated by Comcast or to Comcast.  Such transition shall be for the period designated in the notice of termination but shall not exceed six (6) months (the “Transition Period”). Such transition shall include, without limitation:  (i) such reasonable assistance, advice and training as Comcast may request, (ii) the assignment or sublicensing of any third party licenses used by Vendor in providing the Services, (iii) making available to Comcast on reasonable terms any third party services being used by Vendor in providing the Services, (iv) a continuation of the Services during the Transition Period, and (v) such other reasonable assistance as Comcast may request.  If Comcast terminates this Agreement or an SOW pursuant to Section 12.4 above, Vendor shall pay all of Comcast’s costs associated with transitioning the Services to a third party designated by Comcast or to Comcast. In the event such Transition Period extends after the Term of this Agreement, Vendor’s performance of the Services and Comcast’s payment therefore during the Transition Period shall be governed by the applicable SOW and this Agreement.

SECTION XIII

RELATIONSHIP OF PARTIES

13.1         Neither party to this Agreement is an agent, partner or employee of the other; rather, the parties are independent contractors.  Vendor shall not be treated as an employee of Comcast for any purpose, including, but not limited to, state or federal income tax,  the Federal Unemployment Tax Act, Federal Insurance Contributions Act, the Social Security Act or any other state, federal, provincial or other unemployment or employment security act.  Vendor is not authorized to make any promise, warranty or representation on Comcast's behalf with respect to the Comcast Products or to any other matter, except as expressly authorized in writing by Comcast.

COMCAST AND SUPPORT.COM CONFIDENTIAL

13.2         Each party acknowledges that it has separate responsibility for all applicable federal, state, provincial and local taxes for itself and any of its employees and each party agrees to indemnify and hold the other harmless from any claim or liability therefore.

13.3        Each party understands and agrees that its employees shall not be entitled to participate in health or disability insurance, retirement or pension benefits, if any, to which employees of the other party may be entitled.

SECTION XIV

EEO REQUIREMENTS

14.1         Comcast is an equal opportunity employer and is a federal contractor.  Consequently, the parties agree that, to the extent applicable, they will comply with Executive Order 11246, The Vietnam Era Veterans Readjustment Assistant Act of 1974 and Section 503 of the Vocational Rehabilitation Act of 1973 and also agree that these laws are incorporated herein by reference.

14.2        Affirmative Action Notice:  Vendor is notified that it may be subject to the provisions of 29 CFR Part 471 Appendix A: 41 CFR Section 60-1.4(9); 41 CFR Section 60-250.4 and/or Section 60-300.5; and 41 CFR Section 60-741.5 with respect to affirmative action program and posting requirements.

SECTION XV

REPRESENTATIONS AND WARRANTIES

15.1         Vendor represents and warrants that (i) the execution, delivery and/or performance of this Agreement or a SOW will not conflict with or result in any breach of any provision of the charter, by-laws or other governing instruments of Vendor or any agreement, contract or legally binding commitment or arrangement to which Vendor is a party, and (ii) Vendor is not subject to any limitation or restriction (including, without limitation, non-competition, and confidentiality arrangements) that would prohibit, restrict or impede the performance of Vendor's obligations under this Agreement or a SOW.  If any of the foregoing representations or warranties should prove untrue, Vendor shall be deemed in material breach of this Agreement.

15.2         Comcast warrants and represents to the best of its knowledge that at no time during the term of this Agreement will the use of any services, information, materials, techniques, or products directly provided by Comcast infringe upon any third party's patent, trademark copyright, or other intellectual property right, nor make use of any misappropriated trade secret.  No statements contained in any written information furnished to Vendor by or on behalf of Comcast in connection with this Agreement to the best of Comcast’s knowledge contain any untrue statement of a material fact or omit any material fact necessary to make the statement not misleading.

COMCAST AND SUPPORT.COM CONFIDENTIAL

SECTION XVI

DISASTER RECOVERY

16.1            Vendor will supply Comcast, upon Comcast’s request not more than one time per year, with a copy of its written disaster avoidance and recovery plan (the “DAR Plan”).  The DAR Plan shall contain procedures designed to safeguard Comcast’s Proprietary Information and the availability of the Services, throughout the Term and shall include, without limitation, the following:

(i)       Fire Protection.  Consisting of the appropriate type and quality of equipment required to provide effective fire protection that it is regularly reviewed and updated, with smoke detectors (with remote enunciators and zone indicators) and automatic sprinkler systems in any computer areas.

(ii)      Power.  Multiple levels of power backup designed to provide uninterrupted operation of Vendor equipment and Comcast Equipment in the event of a loss of power in accordance with Comcast’s Technical Requirements (attached hereto as Exhibit C).  Power requirements shall include multiple feeds to Vendor site(s) from different processing stations of the local power company which furnishes the main power to Vendor site(s).

(iii)     Equipment/Air Conditioning.  Multiple levels of protection against loss of cooling, including a primary backup system which shall provide adequate backup cooling capacity, and a secondary backup system, which shall be capable of providing continuous cooling during a power outage so as to maintain Vendor equipment and Comcast Equipment at all times within the tolerances specified by the appropriate manufacturer.

(iv)     Computer Equipment.  Appropriate backup equipment that is capable of maintaining operations in the event of hardware failures at Designated Facilities with detailed, written recovery procedures which its personnel are familiar with which enable Vendor personnel to switch to backup hardware with minimal impact to Comcast.

(v)      Power Generation.  Details related to the frequency and load (for or partial) tests of Vendor’s power generating capacity.

(vi)     Testing.  Testing to ensure Vendor’s compliance with the DAR Plan performed at Designated Facilities twice per year.  The testing shall include, but not be limited to, testing of hardware, installation and operation of all systems, processing of data and generation of reports, and testing of telecommunications facilities.  The Vendor shall supply test results to Comcast within two weeks of each test.  Failure to successfully complete the test will require re-testing within thirty (30) days of the original test. Vendor shall ensure that it will not fail testing more than two (2) times in any one twelve month period.

COMCAST AND SUPPORT.COM CONFIDENTIAL

(vii)    Recovery Procedures.  Appropriate recovery procedures and automated recovery tools for a call center operations facility.

(viii)  Operations Interruptions.  Restoration of the Services as expeditiously as possible in the event of an unscheduled interruption.  Vendor shall notify Comcast within ten (10) minutes of an unscheduled interruption.  Notification will follow Comcast’s escalation process related to the report of technology related outages.

(ix)      Time Frames For Recovery.  Time frames for restoration of Comcast’s Services. Vendor shall work with telecommunications carriers and equipment vendors to restore service as expeditiously as possible. Any recovery times will be considered as downtime to Comcast.

(x)      Maintenance Of Safeguards.  Safeguards throughout the Term against destruction, loss, or alteration of Comcast’s data, which are no less rigorous than those Comcast uses to protect Comcast data.

16.2            Any changes to the DAR Plan must be presented for review and approval by Comcast prior to implementation.  The DAR Plan shall be reviewed by the parties on a quarterly basis and updated during the Term using American Institute of Certified Public Accountants standards as guidance.   All personnel required under the DAR Plan shall have a current copy of the DAR Plan and shall be trained on the DAR Plan.   In the event of a disaster, Vendor shall use its best efforts to migrate the Services to another site within seventy-two (72) hours of such disaster. Notwithstanding, the foregoing, in the event of a disaster which impairs Vendor’s ability to provide the Services, Comcast shall have the right in its reasonable discretion to immediately perform the Services itself or to have the Services performed by a third party.

16.3            Vendor acknowledges and agrees that Vendor will not receive reimbursement for Productive Hours or other compensation lost due to a disaster even if Vendor meets the requirements of the DAR Plan. Notwithstanding anything in this Agreement to the contrary, Vendor further acknowledges and agrees that a failure to perform its obligations under this Agreement shall not be excused where such failure is caused by a failure to implement, update, or maintain the DAR Plan.

SECTION XVII

MISCELLANEOUS

17.1         Assignability.  This Agreement is fully assignable by Comcast, provided, however, in the event Comcast assigns this Agreement Vendor shall have the right to terminate this Agreement for a period of ninety (90) days after the effective date of such assignment by providing thirty (30) days prior written notice.  Vendor acknowledges that Vendor has been selected to participate in Comcast’s call handling program after evaluation by Comcast of Vendor’s financial stability and reputation in the business community, as well as the individual abilities and reputation of Vendor’s management and work force. Accordingly, the parties agree that neither this Agreement, nor any SOW or any right or obligation hereunder, is assignable, in whole or in part, whether by operation of law or otherwise, by Vendor, without the prior written consent of Comcast.  In the event of a permitted assignment or transfer, this Agreement and any SOW shall be binding upon and inure to the benefit of the parties hereto and their authorized successors and assigns.

COMCAST AND SUPPORT.COM CONFIDENTIAL

17.2        Subcontractors.Vendor agrees that it will not subcontract or attempt to subcontract any of its duties or obligations hereunder without the prior written consent of Comcast.  Vendor’s use of a subcontractor does not release Vendor from any of its liabilities or obligations under this Agreement and/or a SOW.  Vendor is responsible for all actions and omissions of its subcontractors that are performing for or acting on behalf of Vendor.

17.3         Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

17.4        Severability. In the event any provision of this Agreement and/or a SOW is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement and/or a SOW shall otherwise remain in full force and effect and be enforceable.

17.5         Force Majeure.  Neither party shall be responsible for any delay or failure in performance of any part of this Agreement and/ or a SOW to the extent such delay or failure is caused by any force majeure condition, including, but not limited to, act of God, labor dispute, strike or government requirement.  If any such condition occurs, the party delayed or unable to perform shall promptly give notice to the other party, and, among other remedies, the affected party may, at its discretion, extend the term of this Agreement up to the length of time the condition has endured.

17.6        Waiver. The failure of either party to enforce at any time any provision of this Agreement and/or a SOW, or its failure to exercise any option that is herein provided, or its failure to require at any time performance of any provision herein by that party shall in no way affect the validity of, or act as a waiver of, this Agreement and/or a SOW, or any part thereof, or any right of that party thereafter to enforce it.

17.7         Amendment and Modification. Except as provided in this Agreement, any amendment or modification of any provision in this Agreement, including modification of any SOW, will not be effective unless the amendment or modification is in writing and signed by both parties. Such amendment and modification shall be enforceable by its terms when signed by both parties.

17.8         Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania. The parties agree that any controversy or dispute arising out of or relating to this Agreement shall be settled by binding arbitration in Philadelphia, Pennsylvania, in accordance with the rules of the American Arbitration Association then in force.  The arbitration shall be governed by the United States Arbitration Act, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.

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17.9            Notices. All notices required or permitted hereunder shall be in writing and addressed to the respective parties as set forth below, which may from time to time be modified, and such notice shall be delivered by hand or by registered or certified mail, postage prepaid.

If to Comcast:	Comcast Cable Communications Management, LLC One Comcast Center 1701 JFK Boulevard Philadelphia, PA 19103-2838 Attention: Sr. Vice President of Customer Service

with copies to:
Comcast Cable Communications Management, LLC
One Comcast Center
1701 JFK Boulevard
Philadelphia, PA 19103-2838
Attn: General Counsel, Cable Legal

Comcast Cable Communications Management, LLC
One Comcast Center
1701 JFK Boulevard
Philadelphia, PA 19103-2838
Attn: Sr. Vice President, Cable Procurement

If to Vendor:	Support. Com, Inc. 900 Chesapeake Drive, 2nd Floor Redwood City, CA 94063 Attention: Chief Executive Officer

with a copy to:	Support. Com, Inc. 900 Chesapeake Drive, 2nd Floor Redwood City, CA 94063 Attention: General Counsel

17.10      Entire Agreement.  This Agreement, together with any SOW, recitals and all exhibits incorporated therein by reference, constitutes the entire agreement of the parties hereto and supersedes all prior representations, proposals, discussions and communications, whether oral or in writing.

COMCAST AND SUPPORT.COM CONFIDENTIAL

17.11   Captions and Headings.  The captions and headings of this Agreement or a SOW are for convenience and reference only and in no way define, limit, or describe the scope or intent of this Agreement or any portion thereof, nor affect it in any way the meaning or interpretation of this Agreement.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMCAST	VENDOR: SUPPORT.COM, INC.

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATE:	DATE:

WITNESS	WITNESS

BY:	BY:

NAME:	NAME:

DATE:	DATE:

COMCAST AND SUPPORT.COM CONFIDENTIAL

 EXHIBIT A:  SECURITY PROTOCOLS

I.            PII.Vendor hereby acknowledges that Comcast has a special responsibility under the law to keep personally identifiable information of its customers (“PII”) private and confidential.  PII is subject to the subscriber privacy protections set forth in Section 631 of the Cable Communications Policy Act of 1984, as amended (47 USC Sec. 551), as well as other applicable federal and state laws.  Vendor agrees that it shall use such information in strict compliance with Section 631, all other applicable laws governing the use, collection, disclosure and storage of such information, and the protocols set forth hereunder.

II.         Confidentiality Agreements.  Vendor agrees to restrict disclosure of PII to those employees, contractors, or sub-contractors with a need to know and who are bound by contract to the confidentiality provisions herein.   Such confidentiality agreements shall further restrict disclosure of any and all PII and usage data, activity data or other information collected from or about or otherwise regarding Comcast’s Subscribers whether in individual or aggregate form.    To the extent that Vendor has access to or collects such usage data, it does so solely on behalf of Comcast pursuant to its obligations hereunder and shall maintain the confidentiality of such data in accordance with Comcast’s then applicable privacy policies, privacy statements and applicable law.  Vendor shall not collect or maintain such usage data except to the extent necessary to perform its obligations under this Agreement.  Vendor shall retain employee and contractor confidentiality agreements for a period of one year following termination of this Agreement.

III.       Building Security.Vendor shall ensure that the Designated Facilities or any facility where Vendor stores any Comcast Proprietary Information are physically secure at all times in accordance with Vendors Security Plan (as defined below) and standard call center industry practice, including after business hours.  All authorized employees or contractors with access to such facilities shall be issued and required to carry employee identification. Visitors to such facilities shall be escorted at all times.

IV.       Encryption.  Any PII or usage data that is collected or obtained by Vendor must be stored and transmitted in encrypted or otherwise secure form.  In the event of a breach of security of any system, website, database, equipment or storage medium or facility that results in unauthorized access to PII or usage data by any third party (including any employee or subcontractor of Contractor that is not authorized to access such information), Vendor shall notify Comcast immediately and make best efforts to re-secure its systems immediately.

V.         Remote Access.  To the extent that Vendor is authorized to gain remote access to Comcast’s networks or equipment for purposes of performing its obligations hereunder, Vendor shall ensure that:

a.	Access is restricted to authorized employees.

b.	Comcast is provided with a list of all such authorized employees upon request.

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c.	Remote access is used solely for purposes of fulfilling Vendor’s obligations under this Agreement and only to access equipment or software that is directly involved in Vendor’s performance of its obligations hereunder and not to access any other Comcast or third party systems, databases, equipment or software.

d.	Remote access is obtained through a secure connection.

e.	Compliance with the applicable policies, standards and requirements set forth in Exhibit B – Partner Connection Request Policies.

f.	Compliance with the applicable policies, standards and or requirements set forth in Exhibit D - Telecommunications Specifications. Upon Comcast’s request, Vendor will perform and provide results of periodic security audits of its access system and methods and will change authentication elements periodically to maintain the integrity and security of Vendor’s access.

VI.      User ID, Password, Device Administration.   Vendor is responsible for the ongoing administration of User IDs, Password for Comcast tools and systems and peripheral devices installed on equipment which has access to Comcast tools and systems.  As such, unless otherwise specifically agreed by the parties, Vendor must take appropriate and reasonable measures to ensure:

a.	User IDs are unique to each employee

b.	Access privileges do not exceed what is necessary for the performance of the Comcast approved activity

c.	Terminated employee User IDs are disabled immediately and a formal process to remove physical access for CSRs in a timely manner upon separation from Vendor.

d.	User IDs are audited monthly and the results of the audit are provided to Comcast upon request.

e.	All Vendor network and systems access are controlled by enforcing strong passwords (e.g. 8 characters should include lower, uppercase letters and at least one special character. i.e. !@#$%).

f.	All passwords shall be changed every 90 days, and no duplicate passwords are allowed in the last 7 password changes. Access must be locked after three failed attempts to enter a password. First time passwords for new user accounts which are set to a unique value and must be changed immediately upon first logon.

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g.	Peripheral devices including but not limited to wireless network adapters, USB external drives, CD/DVD drives, and other devices that may result in a breach of these security protocols are disabled.

h.	Workstations connected to Comcast’s network cannot be used for purposes other than for the provision of the Services, including, but not limited to access unrelated websites or the download and installation of third party software or applications.

VII.    Security Plan.The Vendor must have a documented security plan approved by Comcast for all of Vendor’s systems that are necessary to support the Services (the “Security Plan”).  Vendor may submit third-party audit reports and/or industry standard certificates that address substantively the same Security Plan requirements as those set forth below and such reports may be accepted by Comcast as fulfilling the Security Plan requirements.  The plan must include:

a.	Security awareness programs are in place to communicate policies and best practices to personnel on a regular basis.

b.	A formal process to dispose of technology assets with management approval prior to disposal.

c.	A formal process to remove all data from technology assets before disposal.

d.	A formal process to evaluate and implement critical security patches based on business need.

e.	A formal process to ensure default system settings, such as default permissions, accounts and passwords have been configured in accordance with Vendor security policies.

f.	A formal process to forward audit logs to a centralized log collection facility for mutually agreed upon systems for monitoring and archiving.

g.	A formal process to deploy host-based firewalls on all desktops or laptops with access to Comcast Proprietary Information.

h.	A formal process to secure backup tapes.

i.	A formal process to approve physical access to the facilities by authorized personnel prior to a person being granted access.

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j.	A formal process to review all physical access to facilities on a regular basis to assure access is commensurate with job responsibilities.

k.	If applicable, a formal process to apply similar security controls and framework for work from home CSRs as are applied for CSRs in Designated Facilities.

VII.     Social Media, Removal of Proprietary Information. Vendor is responsible for taking appropriate and reasonable measures to ensure Comcast Proprietary Information is not disseminated by Vendor employees or contractors in public forums.  Vendor shall further prohibit physical removal of any item containing Comcast’s Proprietary Information from any Vendor facility, regardless of the format in which it is stored, including but not limited to, disks, hard drives, or hard copy.

VIII.  PCI Compliance.  In the event Vendor engages in payment card transactions as a part of the services provided to Comcast, Vendor shall comply with the Payment Card Industry Data Security Standards ("PCI DSS") and any amendments or restatements of the PCI DSS during the term of this Agreement.  Vendor accepts responsibility for the security of customer credit card data in its possession, even if all or a portion of the services to Comcast are subcontracted to third parties.

IX.      Network Traffic Routing.  Vendor’s network traffic routing policy shall protect Comcast's information security and data integrity. There shall be no opportunity for the mingling of Comcast's Proprietary Information with other non-Comcast traffic.  Vendor’s network traffic routing policy shall ensure only traffic destined for Comcast targets is directed to the point-to-point virtual private network (“VPN”) between Vendor and Comcast and any other traffic, including local network traffic and general Internet traffic, is not directed to the VPN.

X.         Anti-Virus.Vendor shall maintain industry standard methods for defense against malware/trojan/virus infection.  Vendor shall maintain a program of anti-malware/anti-virus updates to keep Vendor desktops free of infection.  Vendor shall at regular intervals desktop execute scans and/or desktop image refresh actions to ensure workstation integrity and minimize the likelihood of infection.

X.        Protocol Exceptions:Exceptions to the stipulated protocols may be granted with prior written consent from Comcast.

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EXHIBIT B: PARTNER CONNECTION REQUEST POLICIES

In granting access to Comcast networks, Comcast assumes certain risks caused by systems beyond the administrative control of Comcast Information Technology controls and Comcast Information Security controls. To limit those risks, Comcast requires that all third party partners connecting to Comcast internal networks take reasonable actions to ensure that the third party partner network does not negatively impact the confidentiality, integrity, and availability of Comcast Information Assets, and that the confidentiality of Comcast information on third party partner systems is adequately maintained.

While Comcast requires vendors accessing its network to take reasonable measures to protect their information assets, Comcast provides no assistance to third party partners on matters of network configuration, computer security, or application assistance, other than that which is deemed necessary by Comcast to connect to Comcast Information Assets.

Policy	Applicable	Not Applicable
Third Party Partner Requirements	x
Payment Card Industry Data Security Standards	x
Access Control Policy	x
Authentication Policy	x
Change Management Policy	x
Employee Personal Information Security Policy	x
Payment Card Protection Policy	x
Software Compliance Policy	x

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EXHIBIT C – TECHNICAL REQUIREMENTS

One-X Agent On-Net SIP to Outsourcers

(Document Version 1.0)

CONFIDENTIALITY STATEMENT

The information contained herein is proprietary to Comcast and may not be used, reproduced, or disclosed to others except as specifically permitted in writing by Comcast.  The recipient of this document by its retention and use agree to protect the information contained.

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1.1	Organization of Document

Section 1, Introduction:  describes the purpose, scope, audience, reviewers & authorization, organization, and requirements language contained in this document, the normative and informative references in conjunction with this document, reference acquisition where applicable, various terms used in this document and their definitions, and various abbreviations and acronyms used in this document and their definitions.

Section 2, Architecture:  describes the system architecture covering the functional as well as the physical aspects of the service/feature, describes the interfaces and protocols used, describes the OAM&P architecture (e.g. billing, provisioning) supporting this service/feature.

Section 3 Use Cases and Transaction Flows: describes the detailed use cases, which originate from customer use cases in the Product Requirements Document.

Section 4, Technical Requirements:  provides the enumerated technical requirements subdivided as applicable to each major component of the service/system/feature.

Section 5, Issues and Concerns:  is the list of open issues as of the current version of this document.

Section 6, Appendix:  lists various information (including the matrix of requirements) supporting the architecture and requirements listed in this document.

1.2	Conformance Notation

Throughout this document, the words that are used to define the significance of particular requirement are capitalized.  These words are:

MUST	This word, or the adjective REQUIRED means that the item is an absolute requirement of this specification. The word MANDATORY may be used in lieu of MUST in certain circumstances.

MUST NOT	This phrase means that the item is an absolute prohibition of this specification.

SHOULD	This word or the adjective RECOMMENDED means that there may exist valid reasons in particular circumstances to ignore this item, but the full implications should be understood and the case carefully weighed before choosing a different course.

SHOULD NOT	This phrase means that there may exist valid reasons in particular circumstances when the behavior is acceptable or even useful, but the full implications should be understood and the case carefully weighed before implementing any behavior with this label.

MAY	This word or the adjective OPTIONAL means that this item is truly optional. One vendor may choose to include the item because a particular marketplace requires it or because it enhances the product, for example; another vendor may omit the same item.

1.3	References

This section contains those documents that are referenced within this document. If newer versions of these referenced documents exist than are identified below, the newer versions should be used to the extent that they do not conflict with this document.  In the case of a conflict between a referenced document and this document, this document shall have precedence; however, by informing the author of this document it should be possible to update this document to remove any conflict.

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1.3.1	Normative References

This section contains those documents that are required for understanding this document.  These referenced documents may contain requirements that are implicitly included in this document.

1.3.2	Informative References

This section contains those documents that are useful for understand this document.  These referenced documents may contain requirements that are explicitly included in this document; however, no requirements in these documents will be implicitly included in this document.

1.4	Terms and Definitions

This section contains the definitions of terms that have specific meaning when used within this document.

Term	Definition
E.164
An International Telecommunication Union Telecommunication Standardization Sector recommendation which defines the international public telecommunication numbering plan used in the PSTN and some other data networks. It also defines the format of telephone numbers. E.164 numbers can have a maximum of 15 digits and are usually written with a + prefix.

1.5	Abbreviations and Acronyms

This section contains the abbreviations and acronyms used within this document.

Acronym	Definition
AC	Alternating Current
ACK	Acknowledgement
ACL	Access Control List
APOP	Application Point of Presence
AR	Aggregation Router
CA	Call Agent
CALEA	Communications Assistance for Law Enforcement Act
CBONE	Comcast Backbone
CCC	Call Content Channel
CDC	Call Data Channel
CDR	Charging Data Record
CDV	Comcast Digital Voice
CLASS	Custom Local Area Signaling Services
CLI	Command Line Interface

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CM	Communication Manager
CMS	Call Management Server
CMTS	Cable Modem Termination System
CODEC	Compression/Decompression
CRAN	Converged Regional Area Network
DC	Direct Current
DDDS	Dynamic Delegation Discovery System
DDOS	Distributed Denial of Service
DF	Delivery Function
DIFFSERV	Differentiated Services
DNS	Domain Name System
DOS	Denial of Service
DQOS	Dynamic Quality of Service
DSCP	Differentiated Services Code Point
TCS	TITAN Core Server
TES	TITAN Edge Server
E-SBC	Enterprise SBC
EMS	Element Management System
FQDN	Fully Qualified Domain Name
GUI	Graphical User Interface
HE	Head End
HFC	Hybrid Fiber Coax
HTTPS	Hyper Text Transfer Protocol Secure
IBONE	Internet Backbone
ICMP	Internet Control Message Protocol
IETF	Internet Engineering Task Force
IP	Internet Protocol (version 4)
IPv4	Internet Protocol version 4
Ipv6	Internet Protocol version 6
IP Agent	software application with telephony features for agents in a contact center
IXC	Inter-Exchange Carrier
JR	Jacobs Rimmel
MD5	Message Digest 5
MG	Media Gateway
MGC	Media Gateway Controller
MTA	Multimedia Terminal Adapter
NAPTR	Naming Authority Pointer
NCS	Network Call Signaling
NDC	National Data Center
NE	Network Element

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NOC	Network Operations Center
NPA-NXX	Numbering Plan Area – Numeric Numbering Exchange
OAM&P	Operations, Administration, Maintenance, & Provisioning
One-X Agent	Desktop software application built specifically to meet the needs of contact center agents
OS	Operating System
OTN	Optical Terminal Node
PAID	Privacy Asserted Identification
POP	Point of Presence
PSTN	Public Switched Telephone Network
QoS	Quality of Service
RADIUS	Remote Authentication Dial In User
RCA	Root Cause Analysis
REGEXP	Regular Expression
RF	Radio Frequency
RFC	Request for Comments
RKS	Record Keeping Server
RTCP	Real-Time Control Protocol
RTP	Real-Time Protocol
RU	Rack Unit
SBC	Session Border Controller
SDP	Session Description Protocol
SFTP	Secure File Transfer Protocol
SIP	Session Initiation Protocol
SM	Session Manager
SNMP	Simple Network Management Protocol
SOAP	Simple Object Access Protocol
SRP	SIP Route Proxy
SRV	Service Record
SS7	System Signaling 7
SSH	Secure Shell
SYSLOG	System Logging
TCP	Transmission Control Protocol
TITAN	Transactional IP Telephony Addressing & Numbering
TLS	Transport Layer Security
TN	Telephone Number
TSI	Telecommunications Savings Initiative
UDP	User Datagram Protocol
URI	Uniform Resource Identifier
VoIP	Voice Over Internet Protocol
WSDL	Web Services
WSV	Whole Sale Voice
XML	Extensible Markup Language

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2	Architecture

The CDV Toll Free On-Net has several projects within it.  This “phase” will use the infrastructure that was put in place for the CDV Toll Free Calls On Net Phase 1, 2 and 3 call routing, as well as additional infrastructure required to make off-net connections to outsourcers.

2.1	Theory of Operation

This project is intended to provide an extension of Comcast’s internal PBX network to include outside parties (outsourcers).  This could include, but not be limited to, configurations where the outsourcer “agents” will appear no differently than Comcast employees which are also configured as agents off the same PBX’s.  As an option, Comcast may choose, at least initially, to utilize a trunk-side connection to facilitate connectivity between Comcast PBX’s and the outsourcer PBX’s.

2.2	High Level Requirements

All requirements are referenced in Section 3.

2.3	Functional Architecture

This section presents the functional architecture of the connectivity required to outsourcers.

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Figure 1 – Functional Architecture with Ibone Edge Circuit

Figure 2 – Functional Architecture with Commercial Services EDIA Circuit

The SIP to outsourcer Architecture will include numerous components which will be used for redundancy/route-advance purposes to insure proper termination of the call.

•	E-SBC- Enterprise Network Session Border Controller that provides the demarcation between the enterprise network and the service delivery network that services the SIP signaling and media between Comcast and the outsourcers. The E-SBC provides the SIP B2B policy based call routing to route calls received from Comcast CDV infrastructure and signals the national ICM via SIP to allow the ICM to perform pre-routing as well as from Comcast division PBX/Avaya Session Managers. In addition, the E-SBC will receive the label from ICM that determines where to route the call to (Division Session Manager or to an outsourcer)

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•	Avaya Session Manager – This device is signaled via SIP from the E-SBC to determine which PBX/CM to send the call.

•	Avaya Communication Manager – One-X Agent registers via H.323 to the Avaya CM PBX then CM connects call to outsourcer One-X agent via SIP signaling to the telecommuter mode One-X Agent. When agent answers ring, media is established over the SIP infrastructure (SBCs). The PBX routes the call either to an outsourcer One-X Agent or Comcast Call Center agents.

•	Comcast co-located router(s) installed at the outsourcer location – Provides the network connectivity from Comcast routed network to outsourcer Session Border Controller (SBC) to facilitate the SIP signaling and audio media to connect calls to the One-X Agent desktop/phone in addition to providing the routing for data traffic to the outsourcer that includes analytics and the path for One-X Agents to register back to the Comcast PBXs via H.323 signaling and keep-alives.

•	Comcast co-located firewall(s) – Provides the security demarcation between Comcast sensitive data and the outsourcer network.

•	Avaya Call Management System (CMS) - database, administration, and reporting application to helps Comcast and outsourcer vendors identify operational issues and take immediate action to solve them. Division and Call center managers can view data and receive customized threshold and exception alerts, all in real time. They can also view historical reports to help them analyze trends, establish performance benchmarks, and plan new marketing or customer-service campaigns.

•	E-Workforce Management - Workforce Management provides forecasting and scheduling capabilities to contact centers. eWFM analyzes contact center agent performance as well as contact center performance trends. Automatically forecasts staffing requirements to meet call volumes and automating agent scheduling, Workforce Management ensures that businesses have the right workforce, with the right skills, to better serve customers.

•	Call Recording - Provides the capability to record, store, and play back voice interactions. Synchronizes agent’s on-screen activity to the audio recording, and provides agent performance evaluation tools for a complete view of customer interactions and their quality.

•	One-X Agent - Avaya one-X® Agent is a contact center agent desktop application that provides the outsourcer’s call center agent the IP telephony VoIP connections. Outsourcer One-X Agent registers back to the Comcast Avaya Communication Manager PBX in the telecommuter mode.

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•	CVP (Cisco Voice Portal) – A Web Server application which interprets messages from the Cisco ICM; also consists of a Voice Browser that processes PSTN and IP telephone calls, converts the voice signals into events for processing by an application server, and acts upon VXML commands received from an application Server software and generates VXML documents that it uses to communicate with the Voice Browser.

•	ICM (Intelligent Contact Management) – Provides a virtualized contact center routing, reporting, and computer telephony integration across national and divisional customer care call routing platforms. The ICM will be signaled by the E-SBC via the Cube and CVP to provide pre-routing of every Customer Care toll free call using a translation route which defines a temporary DNIS number dedicated for the purpose of identifying the call. The ICM will respond with a 302 redirect and a label back to the E-SBC to alert the E-SBC where to route the call.

•	Dark Fiber – When a Comcast Point-of-Presence is located within proximity of an outsourcer Point-of-Presence, Comcast will install fiber optic connectivity between the Comcast demarcation and the outsourcer demarcation directly and the fiber will be lit by each side’s network router/switch.

•	Commercial Services EDIA Metro E – Also known as Metro Ethernet – A specific set of standards designed to provide parity among carriers and service providers. Where Comcast has EDIA footprint, outsourcer should implement this service.

•	Ibone Network – Comcast backbone network that peers with 3rd party carrier(s) to provide last mile p-t-p circuit to outsourcer location. Where Comcast does not have EDIA footprint, outsourcer should implement this service.

•	Point-to-Point – A carrier circuit that terminates a Comcast Point-of-Presence location to an outsourcer connection

•	Carrier circuits – Traditional or legacy means of connection when crossing between facilities through the “public domain.”

2.3.1	Network Architecture

Other than the pre-route dip that is provided for in Phase II of CDV Toll Free On-Net, Outsourcer IP/One-Agent deployment via SIP is independent of the other phases, and completely transparent to other phases of the Telecom Savings Initiative. Currently, calls routed to outsourcers require pre-routing for national toll free number, and temporarily, local market calls require AVP/U-IVR treatment, therefore the calls destined for a particular outsourcer will be part of the label to instruct the E-SBC which outsourcer to send the call. The routing from the E-SBC either uses dark fiber transport from a selected Comcast Head-End location to the outsourcer point-of-presence within the same proximity, or will be routed to the outsourcer from a carrier partner’s P-P service in locations utilizing a peering connection to a 3rd party carrier for those outsourcer locations Comcast Commercial Services does not have footprint.

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Once the connectivity is in place, Outsourcer agents will be on par with Comcast agents and will be “seen” for their current state (available; unavailable; work; talk; etc.) as if they were on Comcast premises. This will provide Comcast with exactly the same statistical information for those agents as is had with Comcast agents.

National CDV Toll Free calls will be routed to the E-SBC from the CDV/IMS infrastructure and then will perform a pre-route “dip” to the Corporate ICM via the Cisco Voice Portal. When the Corporate ICM returns the label containing contact header information (DNIS) instructing the E-SBC to perform an ENUM query that returns  a NAPTR instructing the E-SBC to route the call to either the appropriate Division Session Manager, then Division Communication Manager. If a call is routed to a Comcast call center agent that requires transferring the call to an outsourcer, the Comcast call center agent will perform a transfer that results and the Communication Manager will send transfer the call to an outsourcer One-X Agent registered to the Communication Manager.

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Figure 4 CDV Toll Free On-Net Phase III Architecture

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Figure 5 CDV Toll Free On-Net Phase III Call Flow Dark Fiber to Outsourcers

2.4	Interfaces & Protocols

This section presents the interfaces and protocols will be used to traverse the backbone.

Table 1 – CDV Toll-Free on net Protocols

Elements Interfaced	Interface Protocol	Notes
Interface between Enterprise and C/RAN networks	L2TPv3/MGRE Tunnels	22 peering sites around the country where traffic moves between Enterprise and C/RAN networks.
Interface between CDV and E-SBC	SIP
IBone Edge to Outsourcer via Carrier partner transport	L2TPv3/MGRE Tunnels	Dedicated on-site Comcast Router and Firewall/Egress of tunnel
Commercial Services EDIA GigE service	L2TPv3/MGRE Tunnels	Dedicated on-site Comcast Router and Firewall/Egress of tunnel

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3	Technical Requirements

This section summarizes the technical requirements for the Outsourcer connections.

3.1.1	Troubleshooting

Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
TROUC-01	Real-time	The Outsourcers networks MUST support monitoring of real-time calling by site for selected Telephone Numbers.	An Ops Support Plan and SLA document will be provided in a separate document, prior to market launch
TROUC-02	Monitoring Tools	The Outsourcers networks MUST support monitoring of signaling flows via NgN or Empirix
TROUC-03	QoS	The Outsourcers networks MUST support the monitoring of QoS for both SIP and RTP legs of a call.	TBD
TROUC-04	Traps	The Outsourcers networks MUST support traps for alarms of CDV network gear.	The SIP Ops team will receive traps for the E-SBCs and their respective router ports in addition to the CDV elements. This requirement has been covered under the Enterprise calling off net initiative.

3.2	Enterprise Network Requirements

3.2.1	Features and Functions

Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
FFE-01	Dialed Digits	The Enterprise network MUST accept dialed digits from SIP invite ReqURI and To headers.	Dial Plan will be consistent with current digit handling (dnis, etc.)

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Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
FFE-02	CgPN	The Enterprise network MUST accept CgPN from the Outsourcers networks in either Diversion/FROM headers.
FFE-03	DTMF	The Enterprise network MUST support DTMF – G711 in band. This is an a=PCMU/8000/1 parameter within SDP of SIP messaging.	Must support transcoding at the enterprise stage
FFE-04	Music, Recording, Announcements and Tones	The Enterprise network MUST pass music, recording, announcements and tones to Callers. Two-way audio is established upon Enterprise network sending 200OK towards Outsourcers networks.
FFE-05	Hang up release	The Enterprise network SHOULD send SIP BYE message upon called party hanging up.
FFE-06	Add/Remove Enterprise sites	The Enterprise network SHOULD support the ability to add and remove Enterprise sites.
FFE-07	EBONE to CRAN
ENE/NETO peering input service policy will trust the CRAN standards of EF for bearer/rtp traffic and AF31 for the signaling traffic.  EF is the enterprise standard for bearer traffic, and it will be the responsibility for Enterprise Network Engineering to provide high enough QoS priority through the proper packet markings and tunneling to maintain a high quality voice call.

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Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
FFE-08	Access Lists	The Enterprise Network Router Configurations SHOULD include access list statements to filter or allow required voice traffic.	Already setup with Enterprise Calling off net initiative.
FFE-09	CgPN	The Enterprise Network MUST be able to route based on CgPN (diversion/from) in their SIP messaging to the CDV Network

3.2.2	Routing

Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
ROUTE-01	Geo-diverse Zone Routing
The Enterprise and outsourcer networks MUST support the ability to accept calls to each site to geo-diverse E-SBC’s based upon zones. The network must provide redundancy for all outsourcer connections requiring each circuit to accommodate the full call volume to each outsourcer via the redundant route.

The Enterprise network must support the ability to route calls to geo-diverse E-SBC’s based upon the geographic location of the Enterprise calling site and deliver to diverse outsourcer locations.  For example, Enterprise sites in the Northeast will route to the Manassas E-SBC as 1st choice and the Woodstock or Chicago E-SBC as 2nd choice. The specific zones will be detailed in the DDD.

ROUTE-02	Route Advancing	The Enterprise and outsourcer networks MUST respond with SIP 503 when unable to terminate call.
ROUTE-03	SIP Refer	The Enterprise and outsourcer networks MUST support SIP REFER.

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Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
ROUTE-04	Transfer	The Enterprise network MUST support transfer such that it does not use traditional trunk-to-trunk transfer as the primary solution.
ROUTE-05	ICM	The Enterprise network MUST provide connection to the ICM infrastructure and other call routing platforms.	Must support REFER and/or 302 REDIRECT Signaling
ROUTE-06	TOD, TOW	The Enterprise network MUST support business level access to control Time of day, and Time of week routing.	This is Route IT function resolved using ENUM and ICM preroute dip
ROUTE-07	Real-time	The Enterprise network MUST support business level access to control Real-time control of traffic by area code.	This is Route IT function resolved using ENUM and ICM preroute dip
ROUTE-08	Overflow	The Enterprise network MUST support business level access to control overflow.	This is Route IT function resolved using ENUM and ICM preroute dip
ROUTE-09	EDIA	1st choice for providing transport between Comcast Commercial Services aggregation location to outsourcer location	Ethernet fiber connection from SUR to outsourcer router within the Comcast footprint
ROUTE-10	Peering/Trunk to carrier partner(s)	2nd choice to provide transport between Comcast point-of-presence to outsourcer via IBone edge utilizing a common partner carrier (AT&T, BT or Level3)	Via tunnel from EBone to Outsourcer located FW
ROUTE-11	Enterprise/CRAN peer via EBone routers	Comcast will provide tunneling through the Comcast SDN (ingress) and provide prioritization for VoIP traffic bound for the Outsourcers	Comcast to use existing onsite routers and firewalls to provide the egress of tunnels at the Outsourcer locations.

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Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
ROUTE-12	IBONE edge routing/CRAN SUR EDIA edge routing to outsourcers	Comcast will provide at least 2 redundant SIP transports routing from E-SBCs to selected IBONE edge or CRAN SURs to transport calls to Comcast outsourcers.	Comcast to coordinate with outsourcers to provide diverse routing to route calls to outsourcer agents.
ROUTE-13	Support for VDI data traffic	If decided for future deployment, the Enterprise Network will provide routing and transport for division VDI traffic in parallel with VoIP traffic	Not applicable for this project

3.2.3	Reporting

Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
REPE-01	MOU	The Enterprise and outsourcer networks MUST report the MOU for all calls sent to the Enterprise network.	TBD
REPE-02	Cost Analysis	The Enterprise network MUST support cost analysis reporting.	TBD
REPE-03	Capacity Planning	The Enterprise and Service Delivery networks SHOULD support call volume and interface utilization for tracking call activity and capacity planning.	Cariden modeling tool for Comcast SDN network
REPE-04	Call Reporting	The Enterprise network will enable Comcast and each outsourcer to collaborate call reporting and Work Flow Management (WFM)	TBD

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Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
REPE-05	Call Recording
The Comcast Enterprise network and outsourcer will support both Audio recording as well as Screen Recording - this allows Comcast to capture agent screen interactions as the call is being recorded, and save them into a single transaction that can be replayed in its entirety.
Type depending on outsourcer requirements and configuration
REPE-06	E-WFM
The Comcast Enterprise network and outsourcer will support work force management traffic that provides Comcast strategic workforce planning, workforce scheduling, quality and performance management, recording, surveying, coaching, eLearning and analytics.

3.2.4                  Deployment Requirements

Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
CREQ-01a	Comcast Commercial Services Metro-E
Where Comcast Comm. Svcs. Has footprint available, call will route to CRAN SUR. Commercial Services provides /30 to Comcast owned co-located router for p-t-p circuit as well as provide routing (static or ebgp) to advertise outsourcer SBC session-agent IP subnet.
Commercial Services performs site survey and determines fiber optic connectivity requirements. Outsourcer provides access to facility and provides CC with required physical information

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CREQ-01b	Comcast Ibone routing
Where no Comcast Comm. Svcs. Footprint available, call will route to Ibone edge POP Ibone team provides /30 to Comcast owned co-located router for p-t-p circuit as well as provide routing (static or ebgp) to advertise outsourcer SBC session-agent IP subnet. Comcast will coordinate between outsourcer and 3rd party carrier to location demarcation. Outsourcer will provide connection from that demarcation to Comcast co-lo router
Cross-connected to 3rd party carrier for last mile to outsourcer. May require LEC to terminate to outsourcer demarcation
CREQ-02	Comcast Enterprise Network co-located router installation
Enterprise Operations Engineering will stage and ship router(s) to outsourcer location. Comcast recommends outsourcer untrusted IP address be part of Comcast subnet. If outsourcer provided IP subnet, outsourcer provides routing to Comcast co-located router and coordinates SIP session-agent requirements with Comcast engineering.

Outsourcer will provide location contact, address, tel #, etc. Outsourcer will rack/stack/cable router to outsourcer SBC for SIP signaling and media and to Comcast co-located firewall for data and H.323 registration.

CREQ-03	Comcast Data Integrity/security	Comcast security team will support/stage/ship firewall to be installed at outsourcer location.
Outsourcer will provide location contact, address, tel #, etc. Outsourcer will rack/stack/cable firewall and provide physical connectivity to Comcast co-located router as illustrated by Comcast diagram.

CREQ-04	Comcast ORP/Operation Support	Comcast network/telecom/division support teams to provide ORP in coordination with outsourcer Operation Support team and if necessary, 3rd party carrier support/tech ops.

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OREQ-01	Outsourcer SBC	Outsourcer will provide a SBC to physically interface to the Comcast installed co-located router. Outsourcer will configure session-agents to peer with Comcast E-SBCs.	Comcast recommends providing the untrusted interface IP to route the session-agent. If outsourcer provides IP, outsourcer network needs to advertise and route to Comcast co-lo router
OREQ-02	Outsourcer VoIP network	Outsourcer will provide layer 1, 2 and 3 connectivity from outsourcer network to Comcast co-lo router to facilitate SIP signaling and audio/media to outsourcer SBC from designated router interface;	Coordinate with Comcast network engineering
OREQ-03	Outsourcer Data/H.323 network
Outsourcer will provide layer 1, 2 and 3 connectivity from outsourcer network to Comcast co-lo router to facilitate data and H.323 One-X Agent registration/keep-alives to outsourcer agent stations from designated router interface;
Coordinate with Comcast network engineering and division telecom
OREQ-04	One-X Agent	Outsourcer will install/facilitate agents’ desktop/phone for registration to Comcast division CMs.	Coordinate with Comcast corporate and division telecom
OREQ-05	Outsourcer Operation Support	Outsourcer support teams to provide network and telecom support in coordination with Comcast Telecom Operation Support team and if necessary, 3rd party carrier support/tech ops.	Coordinate with Comcast network engineering and corporate telecom

COMCAST AND SUPPORT.COM CONFIDENTIAL

3.25                  Troubleshooting

Requirement Number	Requirement Title / Tag	Requirement Description	Explanatory Notes
TROUE-01	Real-time	The Enterprise network MUST support monitoring of real-time calling by site for selected Telephone Numbers.	An Ops Support Plan document will be provided in a separate document, prior to outsourcer launch
TROUE-02	Monitoring Tools	The Enterprise network MUST support monitoring of signaling flows
TROUE-03	Traps	The Enterprise network MUST support traps for alarms of Enterprise network gear.

3.3	Not Supported

•	T38 Fax Transmission Standard

•	Modem Pass-through

End of Exhibit C

COMCAST AND SUPPORT.COM CONFIDENTIAL

EXHIBIT D – TELECOMMUNICATIONS REQUIREMENTS

One-X Agent Requirements

Document Issue Date:  1/8/13

CONFIDENTIALITY STATEMENT

The information contained herein is proprietary to Comcast and may not be used, reproduced, or disclosed to others except as specifically permitted in writing by Comcast.  The recipient of this document by its retention and use agree to protect the information contained.

COMCAST AND SUPPORT.COM CONFIDENTIAL

Executive Summary

This document is intended to highlight the minimum requirements of what a 3rd Party requires to conduct business with Comcast.  The 3rd Party provider is required to bring an enterprise-level network and telephony infrastructure to engage in business supporting Comcast.

Comcast will provide the phone switch, ACD routing, and the majority of tools for agents, supervisors / team leads, managers, resource teams and call quality resources.

 High Level Voice & Data Requirements – 3rd Party

The 3rd Party will provide:

•	Network transport: two (2) geographically diverse 1-gigabyte connections within the continental United States. The locations will be required to hand-off data / voice / SIP connectivity.

•	An SBC/SIP enabled PBX including agent handset / trunk to concurrent agent ratio 2 to 1. As an example, if there are 500 agents, there will be 1000 trunks.

•	Traditional desktop equipment to support Avaya One-X client specification and other applications as outlined herein.

•	Adhere to Comcast QoS across all networks for voice

 Comcast Requirements

Comcast will host:

•	ACD routing functionality via One X Telecommuter

•	Workforce Management

•	Real-time Adherence

•	Real-time Monitoring

•	Call Recording

•	VOC Survey

•	IVR

•	CTI

Comcast will provide:

•	ECH data for historical reporting.

•	Connectivity to 3rd Party DMARCS

•	Process to request Group and Skilling Changes

COMCAST AND SUPPORT.COM CONFIDENTIAL

Architecture Overview – 3rd Party via Telecommuter

Figure 2 – 3rd Party via Telecommuter

 Telecom Services Connectivity

•	3rd Party will work with Comcast to provide sufficient circuits, bandwidth, and connectivity as required to handle Comcast’s traffic. 3rd Party will expected to carry all voice and data traffic from the agreed upon peering points to the physical location of the agents. Transcoding from g.711 or other will be the responsibility of the partner.

•	3rd Party must make every reasonable effort to provide the type and volume of connectivity desired by Comcast including but not limited to TDM and SIP connectivity. 3rd Party will expected to support 200% of their peak concurrent agents via SIP trunk and 100% of PSTN for backup failover routing

•	This connectivity must be from the major carriers that Comcast uses to provide the advanced network features that help to support Comcast’s customer’s experience. These major carriers include but are not limited to carriers such as Comcast, ATT, Verizon, Sprint, and Level 3. In the event Comcast desires to change carriers then the parties will address such request in accordance with the Change Management process

COMCAST AND SUPPORT.COM CONFIDENTIAL

•	Services should be provided over robust, diversely routed facilities routed in order to insure maximum availability and resiliency. [Diversity requirements include sufficient separation of communication services to avoid an outage occurring simultaneously with both network service providers.

•	Comcast has the option to have the telecom circuits/services terminating at 3rd Party’s Locations and in such event the parties will handle such Comcast request in accordance with the Change Management process. Comcast will be billed for any costs associated with the telecom circuits/services terminating at 3rd Party’s Locations.

•	Comcast should have access to major call traffic statistics and CDR data for calls made or received in support of Comcast and its customers. 3rd Party shall work with Comcast to implement tools (if needed by Comcast) to support this requirement. 3rd Party partner will provide call details for traffic traversing their facilities upon request, data would include but is not limited to, duration of call, number of calls, ANI, DNIS and MOS statistics.

 Reporting

 Comcast will provide the following

➢	Real-Time Reporting – From Agent Groups up to Summary view – Aceyus

➢	Vendor Scorecard Creation – ECH Data to be published nightly for OSP consumption

➢	RGU – provided by national reporting team

➢	TSR Call Volume – provided by national reporting team

➢	Daily Call Volume – provided by national reporting team

➢	Line Adherence feeds – provided by national reporting team

➢	Queue-based Agent FCR - can be extracted from ECH data

➢	Financial Reporting – Invoicing provided through line adherence tool.

 Comcast QoS Settings

 AF31 for signaling

 RTP Media AF46 or EF

From a hex standpoint, it’s 0x68 for signaling and 0xb8 for media.

tos-settings
	media type	message
media-sub-type
	tos-value	0x68
media-attributes
tos-settings
	media type	audio
media-sub-type
	tos-value	0xb8
media-attributes

COMCAST AND SUPPORT.COM CONFIDENTIAL

 Tools/Connectivity

a.	Comcast is responsible for delivering voice and data communication from Comcast systems to 3rd Party’s desired termination point(s).

Comcast is responsible for all costs associated with providing 3rd Party the appropriate access to all Comcast Tools required for 3rd Party to provide the Services, including, but not limited to those noted below:

1.	Comtrac

2.	Casper

3.	Grand Slam

4.	Agent Dash Board

5.	Offer Management Tool

6.	Links to relevant reporting tools

7.	Outage Board

8.	Rate Guide

9.	Pinnacle

10.	OCR Tool

11.	Third party quality assurance firm’s reporting portal

12.	TTS

13.	Einstein

14.	Cafe

End of Exhibit D

COMCAST AND SUPPORT.COM CONFIDENTIAL

APPENDIX TO EXHIBITS C AND D

Notwithstanding anything to the contrary contained in Exhibits C and D or elsewhere, the following provisions shall be incorporated into such Exhibits and shall become a part thereof:

1.	Vendor agents will use Avaya One-X Agent Softphones (not physical phones or routers) in Road Warrior configuration using the H323 protocol.

2.	Comcast will provide One-X client licenses for Vendor.

3.	Voice traffic will be routed to/from the Vendor agent computer through the Vendor VPN to Comcast’s Avaya communication server over a Comcast-provided circuit. Vendor will not provide a PBX for voice traffic or PSTN for backup failover routing.

4.	Vendor will adhere to Comcast QoS across its internal voice networks.

COMCAST AND SUPPORT.COM CONFIDENTIAL

EXHIBIT E

CPNI Compliance
(Subcontractors)

Companies that provide voice services are required to certify to the FCC that they comply with the Customer Proprietary Network Information (CPNI) regulations. CPNI rules limit the circumstances under which voice service providers can sell additional services to customers and  prohibit disclosure of CPNI to unauthorized third parties, so you may only discuss details of customer’s voice service account with the customer or someone designated by the customer. Since you may have access to CPNI, you are required to complete training.  This requirement may be fulfilled when you familiarize yourself with this memo and sign below.

CPNI Rules

CPNI is information regarding an individual customer’s voice service, such as how many voice lines a customer has, how the service is arranged or provisioned, and information about to whom, where, how long and how often calls are made to or by a customer.  Billing information and most information about a customer’s voice service is also CPNI.  The customer’s name, address and phone number are not CPNI.  All traditional telephone, as well as, interconnected VOIP service providers are required by the FCC to keep CPNI secure from unauthorized users.  Individuals must not discuss or disclose any customer’s CPNI with any third party without the authorization of the customer.

Doing so may be a breach of your agreement with   _____________________________,
                                                                                            [Insert your Company Name]
and may otherwise result in work no longer being assigned to you or your company.  Also, it could expose the voice provider to extremely high fines.

If you mistakenly use CPNI information when speaking with or about a voice provider’s customer, or if you become aware of non-approved use of CPNI, immediately report it to management of ___________________________.
[Insert your  Company Name]

I acknowledge that I have read and understand this document.

Print Name

Signature	Date

COMCAST AND SUPPORT.COM CONFIDENTIAL

CPNI Compliance
(Contractor Employee)

Companies that provide voice services are required to certify to the FCC that they comply with the Customer Proprietary Network Information (CPNI) regulations. CPNI rules limit the circumstances under which voice service providers can sell additional services to customers and  prohibit disclosure of CPNI to unauthorized third parties, so you may only discuss details of customer’s voice service account with the customer or someone designated by the customer. Since you may have access to CPNI, you are required to complete training.  This requirement may be fulfilled when you familiarize yourself with this memo and sign below.

CPNI Rules

CPNI is information regarding an individual customer’s voice service, such as how many voice lines a customer has, how the service is arranged or provisioned, and information about to whom, where, how long and how often calls are made to or by a customer.  Billing information and most information about a customer’s voice service is also CPNI.  The customer’s name, address and phone number are not CPNI.  All traditional telephone, as well as, interconnected VOIP service providers are required by the FCC to keep CPNI secure from unauthorized users.  Individuals must not discuss or disclose any customer’s CPNI with any third party without the authorization of the customer.

Doing so may result in disciplinary action up to and including termination of employment and could expose the voice provider to extremely high fines.

If you mistakenly use CPNI information when speaking with or about a voice provider’s customer, or if you become aware of non-approved use of CPNI, immediately report it to management of _______________________________.
[Insert Contractor Company Name]

I acknowledge that I have read and understand this document.

Print Name

Signature	Date

COMCAST AND SUPPORT.COM CONFIDENTIAL

EXHIBIT F

Contractor
CPNI CERTIFICATION

This certification is being submitted to:

Comcast Cable Communications Management, LLC

I ____________________ of _________________________________________
[INSERT CONTRACTING COMPANY NAME]
hereby certify that all individuals employed by or working on behalf of
____________________________, having access to Customer Proprietary Network
[INSERT CONTRACTING COMPANY NAME]

Information (CPNI), have been trained in the appropriate treatment and protection of CPNI.  This training has been administered and completed in compliance with 47 U.S.C. Section 222 and all applicable Federal Communications Commission rules, regulations and orders, including but not limited to Subpart U of Part 64, of Title 47 of the Code of Federal Regulations.

It is further certified that all of the information stated above is accurate and truthful.  It is understood that the presentation of false information may result in a breach of the agreement that the Contractor has with Comcast.

{Company Seal}

Name	Title

Signature	Date

COMCAST AND SUPPORT.COM CONFIDENTIAL